UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549
________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
 OF THE SECURITIES EXCHANGE ACT OF 1934

October 13, 2010
Date of Report
(Date of earliest event reported)

Defense Industries International, Inc.
 (Exact name of registrant as specified in its charter)

Nevada	000-30105	84-1421483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12 Hamefalsim Street, Petach Tikva 49514, Israel
(Address of principal executive offices and zip code)

                    (011) 972-3-7168383
(Registrant’s telephone number, including area code)

                                    Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

*	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

*	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

*	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01                      Changes in Control of Registrant.

On October 13 2010, Meira Fostbinder (as the heir of Mr. Joseph Fostbinder), Meira Fostbinder, Sharon Fostbinder and Avital Gerson entered into a Share Purchase Agreement (the “Share Purchase Agreement”) with Achiam Investments Ltd. (“Achiam”), under which Achiam agreed to purchase and the other parties agreed to sell, an aggregate of 19,460,000 shares of common stock, approximately 69.1283%, of Defense Industries International, Inc. (the “Company”) for a purchase price of $2,142,852, subject to adjustment upon the occurrence of certain events specified in the Share Purchase Agreement.  A copy of the Share Purchase Agreement is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

As part of the transaction, the following changes to the Company's directors and officers occurred on October 13, 2010, the closing date under the Share Purchase Agreement:

•
Meira Fostbinder  resigned as the Company’s Chairman of the Board of Directors and as Vice President of Finance, Secretary and Treasurer.  Meira Fostbinder also resigned from the Board of Export Erez Ltd.

•	Gil Fostbinder resigned as a member of the Board of Directors of the Company. Gil Fostbinder also resigned from the Boards of Mayotex Ltd., Isorad IR Optics Ltd. and Mayosar Technologies Ltd.

•	Uri Nissani was elected as Chairman of the Board of Directors of the Company.

•	Yoel Or was elected as a member of Board of Directors of the Company.

•	Avi Melamed was elected as a member of the Board of Directors of the Company.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

See Item 5.01 above.

Item 9.01.                      Financial Statements and Exhibits

(d)           Exhibits

99.1	Share Purchase Agreement among Meira Fostbinder (as the heir of Mr. Joseph Fostbinder), Meira Fostbinder, Sharon Fostbinder, Avital Gerson and Achiam Investments Ltd.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

October 18, 2010	DEFENSE INDUSTRIES INTERNATIONAL, INC.

By: /s/Uri Nissani
Name: Uri Nissani
Title: Director

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Share Purchase Agreement among Meira Fostbinder (as the heir of Mr. Joseph Fostbinder), Meira Fostbinder, Sharon Fostbinder, Avital Gerson and Achiam Investments Ltd.